Exhibit 10.4

EXCHANGE AGREEMENT

dated as of December   , 2013

by and among

DTLR HOLDING, INC.

and

ALL STOCKHOLDERS OF DTLR HOLDING, INC.

EXCHANGE AGREEMENT

This is an Exchange Agreement (this “Agreement”) dated as of December   , 2013, by and among DTLR Holding, Inc., a Delaware corporation (the “Company”), and all stockholders of the Company (which stockholders are listed on the signature pages hereto) (the “Stockholders”).

RECITALS

WHEREAS, the Company is contemplating an initial public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission on November 1, 2013, as the same may be amended from time to time, and an Underwriting Agreement, dated December    , 2013, by and among the Company and Robert W. Baird & Co. Incorporated and Piper Jaffray & Co., for themselves and as representatives of the other underwriters named therein (collectively, the “Underwriters”);

WHEREAS, as of the date hereof, the Stockholders constitute all the stockholders of the Company and own of record the number of shares of the Company’s Series A preferred stock, par value $0.01 per share (such shares, the “Preferred Stock”), as set forth opposite each of the Stockholders’ names on Exhibit A hereto, which shares constitute as of the date hereof, and will constitute immediately prior to the exchange transactions described below, all of the issued and outstanding Preferred Stock;

WHEREAS, the Company would not consummate the Offering without entering into this Agreement, and the parties hereto would not enter into this Agreement if not for the Offering;

WHEREAS, in anticipation of the Offering, the Company shall declare a dividend (contingent on consummation of the Offering) on the Preferred Stock in satisfaction of a portion of the accrued and unpaid Accumulated Dividends (as defined in the Company Charter) (the “Dividend”) in an amount equal to the sum of (1) $[   ] million (allocated to each Stockholder in the amount set forth opposite such Stockholder’s name in the third column of Exhibit A), which shall be payable immediately following the consummation of the Offering, and (2) the gross proceeds of the sale by the Company of any shares of common stock pursuant to the Underwriters’ option to purchase up to [     ] additional shares of common stock in connection with the Offering (allocated pro-rata among all shares of Preferred Stock), which amount shall be payable immediately following the first business day that is at least 31 days following the consummation of the Offering; and

WHEREAS, in anticipation of the Offering and as part of an integrated plan (including the Offering, the Dividend, the Preferred Stock Exchange and the Redemption) to reduce the interest of each Stockholder in the Company, the parties hereto desire that, immediately prior to the consummation of the Offering, the Preferred Stock will be cancelled in exchange for the right to receive shares of Common Stock, in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

ARTICLE I

THE EXCHANGES

1.1                               Exchange of Preferred Stock

(a)                                 Prior to the consummation of the Offering, but after the declaration of the Dividend, each Stockholder shall transfer and deliver to the Company, free and clear of liens, the number of shares of Preferred Stock held by such Stockholder set forth opposite such Stockholder’s name in the second column of Exhibit A hereto, which constitutes all of the outstanding Preferred Stock held by each Stockholder.  Each Stockholder shall surrender all stock certificates evidencing the Preferred Stock owned by such Stockholder, free and clear of any lien, claim or encumbrance, duly endorsed for transfer or accompanied by stock powers or assignments duly executed with all necessary stock transfer stamps attached thereto (provided, that the right to the Dividend shall be retained by the Stockholders). The Preferred Stock so transferred shall be deemed to be cancelled without further action of the Company.

(b)                                 In exchange for the shares of Preferred Stock delivered to the Company pursuant to Section 1.1(a) above (the “Preferred Stock Exchange”), each Stockholder shall receive:

(i)                                     at Closing, the aggregate number of shares of Common Stock set forth opposite such Stockholder’s name in the fourth column of Exhibit A (in satisfaction of all or a portion of the Liquidation Preference of the Preferred Stock delivered by each such Stockholder to the Company pursuant to Section 1.1(a) above on the basis of $[•] of Liquidation Preference per share of Common Stock); and

(ii)                                  on the first business day that is at least 31 days following the consummation of the Offering, the Company shall in satisfaction of any remaining Liquidation Preference of the Preferred Stock delivered by each Stockholder to the Company pursuant to Section 1.1(a) above, after giving effect to clause (b)(i) above and payment of the Dividend, issue to each Stockholder one share of Common Stock per $[   ] of such remaining Liquidation Preference.  As used herein, “Liquidation Preference” shall mean, as of the Closing Date, with respect to any share of Preferred Stock, the sum of (i) $1,000 per share, adjusted as provided in the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”) for accrued and unpaid Series A Preferred Stock Accreted Dividends (as defined in the Company Charter), plus (ii) any accrued and unpaid Accumulated Dividends (as defined in the Company Charter), other than Series A Preferred Stock Accreted Dividends, with respect to such share.

1.2                               Alessi Preferred Stock.  Notwithstanding anything to the contrary in Section 1.1 above and for the avoidance of doubt, in exchange for all of the shares of Preferred Stock held by Keith E. Alessi (including any and all rights under the Subscription and Joinder Agreement dated April 18, 2006), Keith E. Alessi shall receive at Closing a payment in an aggregate amount equal to the Liquidation Preference of his shares of Preferred Stock ($[                 ]) (the “Redemption”).  The Redemption shall constitute, and the parties hereto agree that the Redemption shall be reported as, for all income tax purposes, an exchange of a capital asset by Keith E. Alessi.

1.3                               Restrictive Legends.  It is anticipated that the shares of Common Stock will be uncertificated following the Offering.  As a result, it is understood and agreed that stop transfer instructions with respect to the shares of Common Stock to be issued to the Stockholders pursuant to Section 1.1 will be delivered to the Company’s transfer agent.  In the event that a physical certificate is issued with respect to such shares of Common Stock, such certificate shall bear the following legend, in addition to any other legends required by Delaware law:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT.

1.4                               Transfer Taxes. The Company will assume and pay all transfer taxes (but not income, franchise or other taxes measured by receipts or income) which are payable in connection with the execution, delivery and performance of this Agreement or the authorization and issuance of or exchange for Common Stock hereunder or in connection with any modification of this Agreement. Each Stockholder will cooperate with the Company to obtain a refund of any such taxes from governmental authorities, if applicable.

ARTICLE II

THE CLOSING

2.1                               Closing.

(a)                                 Unless this Agreement shall have been earlier terminated in accordance with the terms of this Agreement, the closing of the Preferred Stock Exchange shall take place on the date of but immediately following the consummation of the Offering (the “Closing”).  The Closing shall take place at the offices of the Company, 1300 Mercedes Drive, Hanover, Maryland, 21076.  The date of the Closing is referred to herein as the “Closing Date.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders, as of the date hereof and as of the Closing Date, as set forth below:

(a)                                 Existence, Qualification and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforcement may be limited by (1) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and (2) general principles of equity and public policy and the discretion of the court or other body before which any proceeding may be brought.

(b)                                 Common Stock.  The shares of Common Stock to be issued to the Stockholders pursuant to this Agreement will be, when issued, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free and clear of all liens, encumbrances, equities and claims (other than securities law restrictions) and (iii) issued without violation of any preemptive rights.

3.2                               Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as set forth below:

(a)                                 Existence, Qualification and Authority.

(i)                                     In respect of each Stockholder, such Stockholder has the legal capacity, in the case of Stockholders who are individuals, or the requisite power, authority and legal right, in the case of Stockholders who are legal entities, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(ii)                                  This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent such enforcement may be limited by (1) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and (2) general principles of equity and public policy and the discretion of the court or other body before which any proceeding may be brought.

(b)                                 Preferred Stock.  As of the date hereof, such Stockholder owns of record 100% of the Preferred Stock set forth opposite such Stockholder’s name in column 2 of Exhibit A hereto, free and clear of any lien, claim or encumbrance, and, other than (x) the Securities Holders Agreement, dated as of October 20, 2005, by and among the Company, Bruckmann, Rosser, Sherrill & Co. II, L.P., CS Equity LLC, LEG Partners III SBIC and the other investors

and parties named therein (the “Securities Holders Agreement”) (y) that certain Registration Rights Agreement, dated as of                   , 2013, by and among the Company and the investors named therein and (z) the lock-up letter agreement entered into by such Stockholder at the request of the Underwriters, there are no, and immediately prior to the Closing there will be no, stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of the Company to which such Stockholder is a party.

(c)                                  Provisions Relating to Securities Laws.  Such Stockholder acknowledges that the shares of Common Stock received pursuant to the Preferred Stock Exchange, as the case may be, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities laws, and are being issued in reliance on exemptions from the registration requirements of the Securities Act and any applicable state securities or blue sky laws. Each Stockholder agrees to refrain from transferring or otherwise disposing of the shares of Common Stock or any interest therein in such manner as to cause the Company to violate the registration requirements of the Securities Act or any applicable state securities or blue sky laws.

ARTICLE IV

OTHER MATTERS

4.1                               Termination.  Notwithstanding anything herein to the contrary, this Agreement may be terminated (and the transactions contemplated herein may be abandoned) at any time before the Closing (a) by mutual written consent of all of the Stockholders and the Company or (b) by all of the Stockholders, on the one hand, or the Company, on the other hand, upon notice given to the other, if any governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement. In the event of any termination of this Agreement as provided in this Section 4.1, (i) this Agreement shall forthwith become wholly void and terminate and be of no further force and effect except for this Section 4.1 (Termination) and Sections 4.3 (Further Assurances), 4.5 (Assignment and Binding Effect), 4.6 (Amendment and Waiver), 4.7 (Notices), 4.8 (Applicable Law; Consent to Jurisdiction), 4.9 (No Benefit to Others), 4.10 (Headings), 4.11 (Severability) and 4.13 (Independent Nature of Obligations and Rights), and (ii) there shall be no liability on the part of any of the parties hereto, except that such termination shall not preclude any party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other party of any representation, warranty, covenant or agreement contained herein prior to such termination.

4.2                               Termination of Agreements.  The Company and the Stockholders agree that, effective as of immediately prior to the consummation of the Offering, the Securities Holders Agreement automatically shall be terminated in its entirety, shall be null and void and shall no longer be in full force and effect and all rights and obligations thereunder shall cease.

4.3                               Further Assurances.  Each of the parties shall from time to time after the Closing Date, at the reasonable request of any other party, execute, acknowledge and deliver to such other party such other instruments of conveyance and transfer or assumption and will take such other actions and execute and deliver such other documents, certifications and further assurances as such other party may reasonably require in order to effect the transactions contemplated hereby and will use commercially reasonable efforts to cooperate with the other parties and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

4.4                               Content of Agreement.  This Agreement, including the Exhibits hereto, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all previous agreements and understandings, oral or written, between or among the parties regarding the transactions contemplated hereby.

4.5                               Assignment and Binding Effect.  This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each party.

4.6                               Amendment and Waiver. Except for as expressly set forth herein, this Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto, and no provision hereof shall be waived, except by written instrument duly executed by the waiving party. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances.  No failure to exercise, and no delay in exercising, by any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

4.7                               Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, delivered by courier or sent by registered or certified mail or by Federal Express or other overnight mail service, postage prepaid, or by facsimile, as follows:

If to the Company, to:

DTLR Holding, Inc.
1300 Mercedes Drive
Suite 1300
Hanover, Maryland 21076
Attention: Chief Executive Officer
Facsimile No.: (410) 850-5911

With a required copy to (which shall not itself constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036

Attention: Derek M. Winokur, Esq. and Derick S. Kauffman, Esq.
Facsimile No.:	(212) 698-3599
(215) 994-2222

If to any Stockholder, to such Stockholder’s address as set forth in the records of the Company, or to such other address or facsimile number as the addressee may have specified in a notice duly given to the sender as provided herein.  Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if such date is not a business day, on the next business day.

4.8                               Applicable Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to such State’s laws and principles regarding the conflict of laws.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in connection with any dispute that arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court unless venue would not be proper under rules applicable in such courts and (d) waives any right to which it may be entitled, on account of place of residence or domicile.

4.9                               No Benefit to Others.  The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons.

4.10                        Headings. The headings in this Agreement are solely for convenience of reference and shall not limit or otherwise affect the meaning of this Agreement.

4.11                        Severability.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

4.12                        Counterparts.  This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  This Agreement shall only become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties.

4.13                        Independent Nature of Obligations and Rights. The obligations of each Stockholder under this Agreement are several and not joint with the obligations of each other party, and no Stockholder shall be responsible in any way for the performance of the obligations of any other party under this Agreement.

4.14                        Remedies. Each party to this Agreement acknowledges and agrees that in the event of any breach of this Agreement by such party, any of the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees (i) to waive the defense in any action for specific performance that a remedy at law would be adequate and (ii) any of the other parties hereto, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek specific performance of this Agreement without the posting of any bond or other security.

4.15                        Integration.  The parties hereto acknowledge and agree that the Offering, the Dividend the Preferred Stock Exchange and the Redemption are all components of an integrated plan to reduce the interest of each Stockholder in the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

DTLR HOLDING, INC.

By:
Name:
Title:

STOCKHOLDERS

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By: BRSE, L.L.C, its general partner

By:
Name:
Title:

LEG PARTNERS DEBENTURE, L.P.

By: Golub Debenture GP, LLC, its general partner

By:
Name:
Title:

CS EQUITY II LLC

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Keith Alessi

Jeff Bowden

Scott Collins

Julie Frist

Glenn Gaynor

Frank Long

[Signature Page to Exchange Agreement]

Exhibit A

		Column 3	Column 4
Column 1 Stockholder	Column 2 Shares of Preferred Stock	Dividend Payment to be Received at Closing	Shares of Common Stock to be Issued Upon Exchange
Bruckmann, Rosser, Sherrill & Co. II, L.P.	15,180.18
LEG Partners Debenture, L.P.	1,187.50
CS Equity II LLC	712.50
Keith Alessi	95.00
Jeff Bowden	47.50
Scott Collins	142.50
Julie Frist	19.82
Glenn Gaynor	1,425.00
Frank Long	285.00
Total	19,095.00

A-1